UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 1, 2009
Memory Pharmaceuticals Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Philips Parkway, Montvale, New Jersey		07645

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 802 - 7100
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On January 5, 2009, Memory Pharmaceuticals Corp., a Delaware corporation (“Memory”), completed its merger (the “Merger”) with 900 North Point Acquisition Corporation, a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Hoffmann-La Roche Inc., a New Jersey corporation (“Roche”), pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of November 25, 2008, among Memory, Roche and Merger Sub (the “Merger Agreement”). The Merger became effective on January 5, 2009 (the “Effective Time”), in accordance with Section 253 of the Delaware General Corporation Law (the “DGCL”) and pursuant to the Certificate of Merger that was filed on January 5, 2009 with the Secretary of State of the State of Delaware. As a result of the Merger, Memory continued as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Roche.
Pursuant to the Merger Agreement, Merger Sub made a tender offer (the “Offer”) to purchase all of the outstanding shares of the common stock of Memory at a purchase price of $0.61 per share, net to the seller in cash, without interest, and less any applicable withholding taxes, upon the terms and conditions set forth in the Offer to Purchase dated December 3, 2008 (as amended or supplemented, the “Offer to Purchase”), and in the related Letter of Transmittal, each filed as an exhibit to the Tender Offer Statement on Schedule TO filed by Roche and Merger Sub with the SEC on December 3, 2008. The Offer expired at 12:00 midnight, New York City time, at the end of Wednesday, December 31, 2008, pursuant to which approximately 89% of the outstanding shares of Memory common stock, par value $0.001 per share (collectively, the “Shares”), were tendered and not withdrawn prior to the expiration of the Offer.
All descriptions of the Merger Agreement contained herein are qualified in their entirety by reference to the complete text of the Merger Agreement, a copy of which was filed by Memory with the SEC as Exhibit 2.1 to the Current Report on Form 8-K, filed on November 25, 2008.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information disclosed in the Introductory Note is hereby incorporated by reference.
On January 5, 2009, Memory notified The NASDAQ Capital Market (“NASDAQ”) of the effectiveness of the Merger. As a result of the Merger, Memory no longer meets the numerical listing requirements of NASDAQ. Memory also notified NASDAQ that each share of Memory common stock, issued and outstanding immediately prior to the Effective Time (other than Shares owned by Roche, Merger Sub or any subsidiary of Roche or Memory or Shares as to which appraisal rights are validly exercised under the DGCL), was converted into the right to receive $0.61 per share in cash, without interest and less any required withholding taxes (the “Merger Consideration”), and requested that NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to report that shares of Memory’s common stock are no longer listed on NASDAQ. Trading of shares of Memory common stock on NASDAQ was suspended on January 5, 2009.
Item 3.02 Unregistered Sales of Equity Securities.
On January 2, 2009, Merger Sub, pursuant to the terms of the Merger Agreement, exercised its option to purchase directly from Memory 74,329,714 newly-issued Shares (the “Top-Up Shares”) for a purchase price equal to the number of Top-Up Shares multiplied by the Merger Consideration per share. Of this purchase price, $74,329.72 was paid in cash (which amount is equal to the aggregate par value of the Top-Up Shares) and $45,266,795.83 was paid by delivery of a promissory note. As a result of Merger Sub’s acquisition of the Shares validly tendered and not withdrawn prior to the expiration of the Offer and its acquisition of the Top-Up Shares, Merger Sub owned more than 90% of the outstanding Shares.
The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act. The offering was not a “public offering” as defined in Section 4(2) of the Securities Act based on the fact that Merger Sub was the only person involved in the transaction, the size of the offering, and the manner of the offering. In addition, Merger Sub had the necessary investment intent as required by Section 4(2) of the Securities Act since the Top-Up

Shares were issued to facilitate the Merger pursuant to which Memory has become a wholly-owned subsidiary of Roche.
Item 3.03 Material Modification to Rights of Security Holders.
The information disclosed in the Introductory Note is hereby incorporated by reference.
In connection with the consummation of the Merger, each share of Memory common stock issued and outstanding immediately prior to the Effective Time (other than Shares owned by Roche, Merger Sub or any subsidiary of Roche or Memory or Shares as to which appraisal rights are validly exercised under the DGCL) was converted into the right to receive the Merger Consideration. At the Effective Time, Memory’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in Memory (other than their right to receive the Merger Consideration) and accordingly no longer have any interest in Memory’s future earnings or growth.
Item 5.01 Changes in Control of Registrant.
Roche announced on January 2, 2009 that the Offer expired at 12:00 midnight, New York City time, at the end of Wednesday, December 31, 2008 and that, according to Mellon Investor Services LLC, the depositary for the Offer, as of the expiration of the Offer, a total of 73,169,195 Shares were tendered and not withdrawn, including 890,630 Shares tendered pursuant to notices of guaranteed delivery, representing a total of approximately 89% of the outstanding Shares. Merger Sub has accepted all Shares that were validly tendered and not withdrawn prior to the expiration of the Offer and payment for such Shares is to be made promptly in accordance with the terms of the Offer.
The information disclosed in the Introductory Note and in Item 3.02 above are hereby incorporated by reference.
Merger Sub previously disclosed in the Offer to Purchase that it would need approximately $51.4 million to purchase all of the Shares pursuant to the Offer and to consummate the Merger, including the payment of related fees and expenses. According to the Offer to Purchase, the funds necessary to consummate the Offer and the Merger and to pay the related fees and expenses are anticipated to be obtained from general corporate funds of the Roche Group.
The Merger Agreement provides that from and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with the DGCL, the directors of Merger Sub at the Effective Time would be the directors of the Surviving Corporation and the officers of Memory at the Effective Time would be the officers of the Surviving Corporation.
The information disclosed in Item 5.02 below is hereby incorporated by reference.

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Merger Agreement provides that the directors of Merger Sub immediately prior to the Effective Time would be the directors of the Surviving Corporation following the Merger. As a result, the board of directors of the Surviving Corporation, effective January 5, 2009, is comprised of Frank J. D’ Angelo, Frederick C. Kentz III, Beat Kraehenmann and Daniel Zabrowski.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Memory Pharmaceuticals Corp.
January 5, 2009	By:	/s/ Jzaneen Lalani
		Name:	Jzaneen Lalani
		Title:	General Counsel